                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for use of the
                                              Commission only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (section 240.14a-11(c) or (section)
     240.14a-12


--------------------------------------------------------------------------------
                                   DQE, Inc.


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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Notes:

[LOGO] (R) DQE

Notice of Annual Meeting and Proxy Statement for the year 2000
==============================================================
                                                      March 27, 2000

To the Stockholders of DQE, Inc.:

     The Annual Meeting of Stockholders of DQE, Inc. ("DQE" or the "Company") will be held at the Manchester Craftsmen's Guild Auditorium, 1815 Metropolitan Street, Pittsburgh, PA 15233 on Thursday, May 25, 2000, at 11:00 a.m., for the following purposes:

(1) To elect one director to serve until the Annual Meeting in the year 2002; to elect two directors to serve until the Annual Meeting in the year 2003;

(2) To ratify the appointment, by the Board of Directors, of Deloitte & Touche LLP ("D&T") as independent auditors to audit the books of the Company for the year ended December 31, 2000; and

(3) To consider and act upon other matters that may properly come before the meeting.

     Stockholders of record of DQE Common Stock and DQE Preferred Stock, Series A (Convertible), at the close of business on March 10, 2000, the record date, are entitled to notice of the Annual Meeting and are entitled to vote at the meeting. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

     If you are a stockholder of record as of March 10, 2000, and wish to attend the meeting, please fill in the form at the end of the Proxy Statement and return it with your proxy card so that we can send you an admittance ticket. If your shares are registered in the name of a brokerage firm or trustee and you plan to attend the meeting, please obtain a letter or account statement of your beneficial ownership from the brokerage firm or trustee. Only stockholders with the proper credentials will be admitted to the meeting.

     For further information about DQE, please visit our web site at www.dqe.com.

     We hope you can join us. But whether or not you plan to attend the meeting in person, your vote is important; please vote.

                                   By Order of the Board of Directors,
                                   Diane S. Eismont, Corporate Secretary

                               TABLE OF CONTENTS


Voting Information.......................................................................      2

Proposals:

     Election of Directors...............................................................      4

     Ratification of Deloitte & Touche LLP as Independent Auditors for 2000..............      4

Board of Directors:

     Board Compensation..................................................................      7

     Board Committees....................................................................      7

Beneficial Ownership Table...............................................................      9

Compensation Committee Report............................................................     11

Performance Graph........................................................................     14

Summary Compensation Table...............................................................     15

Option Grant Table.......................................................................     17

Option Exercise and Year-End Value Tables................................................     19

Retirement Benefits......................................................................     20

Other Information........................................................................     21

Ticket Request...........................................................................     23

Proxy Statement

For the Annual Meeting of Stockholders
to be Held May 25, 2000

     We are sending this Proxy Statement to you in connection with the solicitation of proxies by the Board of Directors of DQE for the Annual Meeting of Stockholders to be held on Thursday, May 25, 2000. These proxy materials will be first mailed to stockholders on or about March 27, 2000.

     The specific proposals to be considered and voted upon at the Annual Meeting are summarized in the Notice of Annual Meeting of Stockholders on the preceding page. Each proposal is described in more detail in this Proxy Statement beginning on page 4.


Voting and Revocation of Proxies
--------------------------------

     There were 70,264,447 shares of Common Stock outstanding and entitled to vote at the close of business on March 10, 2000, the record date. Each Common stockholder is entitled to one vote for each whole share held on all matters to be voted upon at the Annual Meeting of Stockholders.

     The holders of DQE Preferred Stock, Series A (Convertible), are entitled to vote on all matters submitted to a vote of the holders of Common Stock, voting together with the holders of Common Stock as one class. Each share of Preferred Stock, Series A (Convertible), is currently entitled to three votes. As of the close of business on March 10, 2000, the record date, there were 416,182 shares of Preferred Stock, Series A (Convertible), outstanding and entitled to vote.

     A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for transacting business at the Annual Meeting. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the Annual Meeting for purposes of a quorum.

     All stockholders have cumulative voting rights with respect to the election of directors. Cumulative voting means each stockholder has the right to multiply the number of votes to which he or she may be entitled (i.e., one vote per share of Common Stock and three votes per share of Preferred Stock, Series A (Convertible)) by the total number of directors to be elected. Each stockholder may cast all of those votes for a single nominee or may distribute them among the nominees as the stockholder sees fit. A stockholder's votes for the election of directors by a proxy solicited on behalf of the Board of Directors will be cumulated selectively (at the discretion of the holders of the proxy) among those nominees for whom the stockholder has not withheld authority to vote.

     With respect to Proposal 1, the election of directors, the three persons receiving the highest number of votes will be elected as directors of DQE. Approval of Proposal 2 requires the affirmative vote of a majority of the votes cast by all stockholders entitled to vote. Proxies marked as abstaining (including proxies containing broker non-votes) will not be considered as votes cast with respect to this proposal and will not have the same legal effect as a vote "Against" the proposal. The shares represented by the proxy will be voted as you instruct us on the proxy. If you sign and return your proxy without voting instructions, it will be voted "FOR" approval of each nominee for election as director named in this Proxy Statement and "FOR" ratification of the appointment of D&T as independent auditors of DQE for the year 2000. In addition, if other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment in respect to such matters.

     You may revoke your proxy at any time before the polls close at the Annual Meeting, but the revocation shall not be effective until written notice has been given to the Corporate Secretary of DQE.


Confidentiality
---------------

     We keep proxies, ballots, and voting tabulations that identify individual stockholders confidential, except in a contested proxy solicitation or as may be necessary to meet applicable legal requirements. Proxies, ballots, and other voting documents are available for examination only by the judges of election and those associated with processing proxy cards and tabulating the vote, who must agree in writing to comply with our policy of confidentiality.


Officer/Director Update
-----------------------

     David D. Marshall, who had been serving as President and Chief Executive Officer, was also elected to the position of Chairman of the Board effective July 19, 1999. Concurrently with the election of Mr. Marshall as Chairman, the Board decided that the position of Lead Director was no longer required and abolished it.

     No person over the age of 70 as of the date of the Annual Meeting of Stockholders can stand for election to the Board of Directors. Messrs. William
H. Knoell and Thomas J. Murrin are no longer eligible to stand for election. We appreciate the outstanding leadership, wisdom, and dedication that they have provided during their years of distinguished service to DQE and Duquesne Light Company.

                             PROPOSALS TO BE VOTED


PROPOSAL NO. 1

Election of Directors

     Three directors are to be elected by the stockholders at the year 2000 Annual Meeting. One will serve until the Annual Meeting in the year 2002 and thereafter until his successor is chosen and qualified. Two will continue to serve until the Annual Meeting in the year 2003 and thereafter until their successors are chosen and qualified. We intend to vote proxies solicited on behalf of the Board of Directors for the nominees named below. If, because of events not presently known or anticipated, any nominee is unable to serve or for good cause will not serve, the proxies voted for the election of that director may be voted (in the discretion of the holders of the proxies) for other nominees not named below. Unless otherwise indicated in the biographies, the business positions have been held for the past five years. Duquesne Light Company ("Duquesne Light") is the Company's major subsidiary.


    The Board of Directors unanimously recommends that stockholders approve the election of the nominees for director.


PROPOSAL NO. 2

Ratification of Appointment of Independent Auditors

     Action is to be taken at the Annual Meeting of Stockholders to ratify the appointment, by the Board of Directors, of independent auditors to audit the books of DQE and its subsidiaries for the year ended December 31, 2000. The Board recommends the ratification of the appointment of D&T as independent auditors for the year 2000.

     D&T provided a variety of professional services for DQE and its subsidiaries during 1999. Included were the audit of the annual financial statements of the Company; reviews of quarterly financial statements; services related to filings with the Securities and Exchange Commission and the Federal Energy Regulatory Commission; audits of certain employee benefit plans; and consultations on matters related to accounting and financial reporting. Non-audit services also were provided during 1999, including certain management consulting services and advice and technical assistance relating to corporate tax matters.

     Representatives of D&T will be present at the meeting and have the opportunity to make a statement if they desire and will also be available to respond to appropriate questions from stockholders in attendance.

     DQE is submitting the appointment of independent auditors for ratification by the stockholders, although ratification is not required. If ratification is not obtained, the Board of Directors will reconsider its appointment of D&T.

        The Board of Directors unanimously recommends that stockholders ratify the appointment of D&T as independent auditors.

Nominees for Directors


Term Expiring in the Year 2002:

[PHOTO OF      Daniel Berg, Age 70, Director of DQE since 1989. Institute
 DANIEL BERG]  Professor and Acting Director, Services Research and Education
               Center, of Rensselaer Polytechnic Institute. Also a director of
               Hy-Tech Machine, Inc. (manufacturer of specialty parts and equipment), and Joachim Machinery Company, Inc. (distributor of machine tools), and Chairman of the Board of Crystek Crystal
               Corporation (manufacturer of high reliability crystals for microprocessors and oscillators).



Terms Expiring in the Year 2003:

[PHOTO OF      Robert P. Bozzone, Age 66, Director of DQE since 1990. A Lead
 ROBERT P.     Director from August, 1996 through June, 1999. Vice Chairman of
    BOZZONE]   Allegheny Technologies, Inc. (specialty metals production) and its predecessor Allegheny Teledyne, Inc. which was formed in August 1996 and Allegheny Ludlum Inc. from 1994 to 1996. Also a director of Allegheny Technologies, Inc, Teledyne Technologies,
               Inc., The Pittsburgh Foundation, non-executive Chairman of
               Waterpik Technologies, a trustee of Rensselaer Polytechnic
               Institute, a life member of ASM International (engineering technical society), and a member of the Greater Pittsburgh
               Council- Boy Scouts of America Board, and The Salvation Army
               Advisory Board. Also former Chairman of the Pittsburgh Branch of the Federal Reserve Bank of Cleveland.



[PHOTO OF      Steven S. Rogers, Age 42, Director of DQE since January 27, 2000.
 STEVEN S.     Clinical Professor of Finance and Management at the J. L. Kellogg
  ROGERS]      Graduate School of Management of Northwestern University. Also a
               director of S. C. Johnson & Son, Inc. (manufacturer of household cleaning, personal care and insecticide products) and Supervalu, Inc. (supermarket retailer and food distributor).

Standing Directors

       The other members of the Board of Directors currently serving terms expiring as noted are as follows:

Terms Expiring in the Year 2001:

[PHOTO OF      Doreen E. Boyce, Age 65, Director of DQE since 1989. President of
  DOREEN E.    the Buhl Foundation (charitable institution for educational and
   BOYCE]      public purposes). Also a director of Microbac Laboratories, Inc.
               (analytical testing laboratory group), Orbeco Analytical Systems,
               Inc. (manufacturer of hand held water testing equipment) and Dollar Bank, Federal Savings Bank and Chair of Franklin &
               Marshall College Board of Trustees.


[PHOTO OF      David D. Marshall, Age 47, Director of DQE since 1995. Chairman
  DAVID D.     of DQE since July, 1999. President and Chief Executive Officer of
   MARSHALL]   DQE since August, 1996 and Duquesne Light Company from August
               1996 to August 1999. Previously Executive Vice President of DQE and President and Chief Operating Officer of Duquesne Light
               Company since 1995. Vice President of DQE from 1989 to 1995, and
               Executive Vice President of Duquesne Light Company from 1992 to
               1995. Also a director of Duquesne Light Company and the Allegheny
               Conference on Community Development.


Terms Expiring in the Year 2002:


[PHOTO OF      Sigo Falk, Age 65, Director of DQE since 1989. Management of
 SIGO FALK]    personal investments. Chairman of The Maurice Falk Medical Fund and Leon Falk Family Trust. Also Chair of the Chatham College
               Board of Trustees and a board member of the Historical Society of Western Pennsylvania and the Allegheny Land Trust.


[PHOTO OF      Eric W. Springer, Age 70, Director of DQE since 1989. Of Counsel,
  ERIC W.      Horty, Springer & Mattern, P.C. (attorneys-at-law). Also a
   SPRINGER]   Trustee of The Maurice Falk Medical Fund, a Trustee Emeritus of
               Presbyterian University Hospital and the University of Pittsburgh
               Medical Center, and Past President of the Allegheny County Bar
               Association.

Directors' Fees and Plans

      Directors who are employees of the Company or any of its affiliates do not receive fees for their services as directors.

      Directors who are not employees are compensated for their Board service by a combination of an annual grant of DQE Common Stock, options to purchase shares of DQE Common Stock and cash. The cash component consists of an annual Board retainer of $22,000, payable in twelve monthly installments and a fee of $1,000 for each Board or Committee meeting attended. The stock component includes an annual grant of stock options in respect of 4,370 shares under the DQE, Inc. Long Term Incentive Plan, and 250 shares of DQE Common Stock. The stock option component was added to further increase directors' stock-based compensation and thus strengthen the link between directors' compensation and stockholder interests. Stock option grants will be made with an exercise price equal to fair market value of the optioned shares on the date of grant, so that no compensation will be realized unless stockholder value also increases.

      Since 1996, new non-employee directors have been entitled to receive up to 4,150 shares of restricted DQE Common Stock that will vest at the rate of 50% after five years of service as a director plus an additional 10% per year in years six through ten. Unvested shares are forfeited if the recipient ceases to be a director.

      Each director under the age of 72 who is not an employee may elect under a directors' deferred compensation plan to defer receipt of a percentage of his or her director's remuneration until after termination of service as a director. Deferred compensation may be received in one to ten annual installments commencing, with certain exceptions, on the 15th day of January of the year designated by the director. Interest accrues quarterly on all deferred compensation at a rate equal to a specified bank's prime lending rate.

      As part of its overall program to promote charitable giving, DQE has a Charitable Giving Program for all directors funded by Company-owned life insurance policies on the directors. In general, upon the death of a director, DQE will donate up to five hundred thousand dollars, payable in ten equal annual installments, to one or more qualifying charitable organizations recommended by the director and reviewed and approved by the Employment and Community Relations Committee. A director must have Board service of 60 months or more in order to qualify for the full donation amount, with service of less than 60 months qualifying for a pro-rated donation. The program does not result in any material cost to DQE.

      DQE provides Business Travel Insurance to its non-employee directors as part of its Business Travel Insurance Plan for Management Employees. In the event of accidental death or dismemberment, benefits of up to $400,000 per individual are provided. The program does not result in any material cost to DQE.

      Directors can participate in the Duquesne Light Company College Matching Gift Program which provides a dollar-for-dollar match of a gift of cash or securities, up to a maximum of $5,000 per donor during any one calendar year to an accredited, nonprofit, non-proprietary, degree granting college, university, or junior college located within the United States or one of its possessions which is recognized by the Internal Revenue Service as eligible to receive tax-deductible contributions. The program does not result in any material cost to DQE.


The Board and Its Committees

      The DQE Board held 11 regular meetings during 1999. Attendance by the directors at Board and Committee meetings in 1999 averaged 99.3%. No director attended less than 95% of the Board and Committee meetings of DQE. The Board has standing committees which meet periodically, including the Audit, Compensation, Corporate Governance, Business Development, Employment and Community Relations Committees and an Executive Committee. Actions taken by all Committees of the Board are reported to the full Board.

Audit Committee

      The Audit Committee is composed of four independent directors as defined in the NYSE listing standards and has a written charter. The members are Dr. Berg and Messrs. Bozzone, Rogers, and Springer. The Audit Committee recommends the independent auditors which are appointed by the Board and ratified by the stockholders. The Audit Committee also reviews the Company's financial statements and the related report of the independent auditors and the results of the annual audit performed by the accountants. The Audit Committee monitors DQE's system of internal accounting control, the adequacy of the internal audit function, and oversees corporate compliance and ethics. The Audit Committee meets quarterly, and met four times during 1999.

Compensation Committee

      The Compensation Committee, composed of three non-employee directors, makes recommendations to the Board regarding compensation and benefits provided to executive officers and members of the Board and the establishment or amendment of various employee benefit plans. The members of the Committee in 1999 were Dr. Boyce and Messrs. Bozzone and Falk. The Compensation Committee met four times during 1999.

Corporate Governance Committee

      The Corporate Governance Committee replaced the Nominating Committee in January, 2000. The Corporate Governance Committee reviews and makes recommendations concerning Corporate Governance policies. The Committee also recommends to the Board candidates for election and reelection to or to fill vacancies on the Board. The Committee considers nominees recommended to it in writing by stockholders and sent to the Corporate Secretary of the Company. The members of the Committee are Messrs. Falk, Knoell, and Springer. The Committee met once during 1999.

Business Development Committee

      The Business Development Committee replaced the Finance Committee in January, 2000. The Committee reviews major financial matters, including the review of all major investments, the review of tax planning and subsidiary performance. The members of the Committee are Dr. Berg, and Messrs. Falk, Knoell, Marshall, Murrin, and Rogers. The Committee met four times during 1999.

Employment and Community Relations Committee

      The Employment and Community Relations Committee considers social responsibility and employee issues. The members of the Committee are Dr. Boyce, Messrs. Springer, and Marshall. The Committee met once during 1999.

Executive Committee

      The Executive Committee was formed on December 17, 1999, to address matters that arise between regular Board meetings. It has all the power and authority of the Board except as restricted by state law. The members are Messrs. Bozzone, Falk, Knoell, and Marshall.

Beneficial Ownership of Stock

      The following table shows all equity securities of DQE beneficially owned, directly or indirectly, as of March 10, 2000, by each director and by each executive officer named in the Summary Compensation Table:

--------------------------------------------------------------------------------
                                      Total Shares of  Shares of Common Stock/
                                        Common Stock    Nature of Ownership (1)
--------------------------------------------------------------------------------
Daniel Berg                               7,439           5,789  VP, IP
                                                          1,650  Joint, SVP, SIP

--------------------------------------------------------------------------------
Doreen E. Boyce                           6,494           6,494  VP, IP

--------------------------------------------------------------------------------
Robert P. Bozzone                        19,445 (2)      11,677  VP, IP
                                                          7,000  VP, IP
                                                            768  VP

--------------------------------------------------------------------------------
Sigo Falk                                 8,395 (3)       6,895  VP, IP
                                                          1,500  SVP, SIP

--------------------------------------------------------------------------------

William H. Knoell                         8,037 (4)       7,002  VP, IP
                                                          1,035  SVP, SIP

--------------------------------------------------------------------------------

David D. Marshall                       191,088 (5)      32,534  Joint, SVP, SIP

--------------------------------------------------------------------------------

Thomas J. Murrin                          6,579           5,829  VP, IP
                                                            750  Joint, SVP, SIP

--------------------------------------------------------------------------------
Steven S. Rogers                          4,150 (6)       4,150  VP

--------------------------------------------------------------------------------
Eric W. Springer                          9,134 (7)       8,127  VP, IP

--------------------------------------------------------------------------------
Victor A. Roque                          94,699 (5)         466  VP, IP
                                                          9,100  Joint, SVP, SIP

--------------------------------------------------------------------------------
Gary L. Schwass                          78,242 (5)      25,985  VP, IP

--------------------------------------------------------------------------------
Morgan K. O'Brien                        26,173 (5)       2,244  VP, IP

--------------------------------------------------------------------------------
William J. DeLeo                        100,850 (5)      20,925  VP, IP

--------------------------------------------------------------------------------
Directors, Nominees and Executive       578,246 (5)
   Officers as a Group (15 persons)
--------------------------------------------------------------------------------

      None of the individuals named in the table owned beneficially more than one percent of the outstanding shares of DQE Common Stock. The directors and executive officers as a group beneficially owned less than one percent of the outstanding shares of DQE Common Stock as of March 10, 2000.

(1) The term "Joint" means owned jointly with the person's spouse. The initials "VP" and "IP" mean sole voting power and sole investment power, respectively, and the initials "SVP" and "SIP" mean shared voting power and shared investment power, respectively.

(2) 7,000 of these shares are held by a foundation established for charitable purposes, for which Mr. Bozzone is the trustee but not an income beneficiary. 768 shares will vest in May of 2000 from a grant under the DQE, Inc. 1996 Stock Plan for Non-Employee Directors.

(3) 1,500 of these shares are held by a trust in which Mr. Falk is an income beneficiary but not a trustee.

(4) 1,035 of these shares are held by a trust in which Mr. Knoell is a trustee and the income beneficiary.

(5) The amounts shown as owned by Messrs. Marshall, Roque, Schwass, O'Brien, and DeLeo include shares of Common Stock which they have the right to acquire within 60 days of March 10, 2000 through the exercise of stock options granted under the Long-Term Incentive Plan in the following amounts: 158,554; 85,133; 52,257; 23,929; and 79,925, respectively, and all executive officers as a group: 414,162 shares.

(6) These shares of restricted stock were granted under the DQE, Inc. 1996 Stock Plan for Non-Employee Directors in 1/2000; 50% to vest after five years of service as a director and an additional 10% per year in years six through ten.

(7) 1,007 of these shares are held by Mr. Springer's wife. Mr. Springer disclaims beneficial ownership of such shares.

     Messrs. Marshall, Roque, Schwass, and DeLeo also beneficially own 1,033, 492, 1,034, and 872 shares, respectively, of Duquesne Light Company Preference Stock, Plan Series A as of December 31, 1999. Mr. O'Brien has no Duquesne Light Company Preference Stock, Plan Series A. The Preference shares are held by the Duquesne Light Employee Stock Ownership Plan trustee for Duquesne Light Company's 401(k) Plan on behalf of the Executive Officers, who have voting but not investment power. The Preference shares are redeemable for DQE Common Stock or cash on retirement, termination of employment, death, or disability. There were 747,395 shares of Preference Stock, Plan Series A, outstanding as of December 31, 1999.

     The directors and executive officers do not own any shares of Duquesne Light Preferred Stock or DQE Preferred Stock, Series A (Convertible).


Principal Shareholders

     The following tables set forth, to the knowledge of the Company, the beneficial owners, as of :

(1)  February 9, 2000, of more than five percent of the outstanding shares of
     ------------------------------------------------------------------------
     DQE Common Stock:
     -----------------

                                             Common Stock Owned Beneficially
                                             -------------------------------
      Name                 Address          Number of Shares  Percent of Class
      ----                 -------          ----------------  ----------------
Wellington Management    75 State Street           5,324,390       7.07
Company, LLP             Boston, MA  02109

     Wellington Management Co. LLP has shared voting power over 2,106,910 shares and shared dispositive power over 5,324,040 shares.

(2)  March 10, 2000, of more than five percent of the outstanding shares of DQE
     --------------------------------------------------------------------------
     Preferred Stock, Series A (Convertible):
     ----------------------------------------

                                                                 Preferred Stock Owned Beneficially
                                                                ----------------------------------
         Name                        Address                   Number of Shares      Percent of Class
         ----                        -------                   ----------------      ----------------

     Malcolm Bailey             9513 Bayou Brook                      87,732                23.30
                                Houston, TX 77063

     Charles S. Verdery         P. O. Box 8030                        51,060                12.11
                                Amelia Island, FL  32034

     Doug Bailey                1221 Rocky River                      48,000                12.75
                                Houston, TX 77056

     Otheil J. Erlund, Jr. &    Route 1, Box 35J                    30,850(1)                8.19
     Rachel Erlund, Jt. Ten.    Comfort, TX 78031

     Tommy C. Bussell           19 Villa Bend                         28,491                 7.57
                                Houston, TX 77069

     George E. Conner           17303 Shaw Road                       21,447                 5.09
                                Cypress, TX 77429

(1) Includes 21,244 shares held jointly, as to which voting and investment power is shared. Also includes 9,606 shares held solely by Mr. Erlund, as to which he has sole voting power and shared investment power.

     All principal shareholders of the DQE Preferred Stock, Series A (Convertible) listed have sole voting and investment power except as noted.

Compensation Committee Report on Executive Compensation

     Compensation for senior management is approved by the Compensation Committee and ratified by the Board of Directors based on the recommendations of the Compensation Committee, which is composed entirely of non-employee directors.

     On December 20, 1995, the Internal Revenue Service issued final regulations under Internal Revenue Code Section 162(m) limiting the deductibility of executive compensation for officers of public companies. DQE believes that all compensation paid by DQE and its subsidiaries in 1999 was fully tax deductible. It is the present intention of the Committee to seek to ensure that all compensation that is otherwise tax deductible will continue to be tax deductible. The amendments to the Long-Term Incentive Plan, which were approved by the stockholders in 1996, were designed to allow the Committee, in its discretion, to grant stock options that comply with the final regulations. However, the Committee reserves the right to take whatever action with respect to senior management compensation that it deems appropriate and in the best interest of DQE and its stockholders.

     The primary objective of the Compensation Committee is to ensure that DQE's senior management compensation programs and strategies are designed and administered to attract, retain, and motivate the necessary and important talent required to achieve DQE's overall mission of creating and enhancing value for its stockholders, customers, and employees, as well as for the community in which it operates.

     Throughout the development and administration of DQE's strategic compensation plans, the Committee has adhered to a results-based approach by linking a significant percentage of total compensation to the creation of shareholder value and achievement of long-term strategic goals. The Committee has purposely placed an emphasis on the at-risk elements of compensation for DQE's CEO and other senior officers that responds in direction and magnitude to the results of the Corporation and business unit. DQE's awards under these incentive programs are tied to corporate and individual performance. The accomplishment of goals and objectives is at the center of the Committee's decision to make awards under these incentive programs and strengthens the relationship between stockholder interests and ultimate total compensation. The Committee exercises a degree of discretion in administering these incentive plans which the Committee believes encourages continual focus on building long-term stockholder value.

     An independent outside consultant with industry expertise has determined that a greater percentage of senior management's total compensation is variable and placed at risk, when benchmarked against a comparative panel of key utility companies of similar operating revenue size. All stock options are performance-based and are granted under the Long-Term Incentive Plan, which was approved by the stockholders.

     Periodically, the Committee reviews and determines base salary levels, annual incentive compensation, and long-term performance-based stock option vesting, based on competitive pay levels, individual performance and potential, and changes in duties and responsibilities.

Base Salaries
-------------

     No 1999 base salary increases were made to the named officers. Base salaries are competitively benchmarked with the averages of comparative utility and general industry panels of companies of similar revenue and operating characteristics, reflecting the diversification of DQE's business operations. Some of the utility companies in the utility industry panel are also included in the Standard & Poor's Electric Companies Index used in the performance graph on page 14.

     In addition to the panel comparisons, the Committee considered results in the areas of customer service levels, cost-effective management, and operational performance (including, for example, system reliability) in determining whether a base salary increase, as well as annual or long-term awards, were granted in 1999.

Annual Performance Awards
-------------------------

     If a predetermined corporate financial performance threshold is met, there is an opportunity for executives to earn annual cash and stock option performance awards by meeting short-term operating and financial goals. The threshold recommended by the Compensation Committee and approved by the Board of Directors for 1999 related to DQE's earnings per share. DQE met this goal in 1999. At the beginning of each year, individual objectives also are established for each officer and approved by the Compensation Committee. The CEO's performance is evaluated for annual and long-term awards on the basis of the overall performance of DQE, the performance of the other members of his management team and, as discussed in more detail below, his leadership in developing and implementing operating and strategic plans to further DQE's long-term corporate objectives. The Committee reviews individual results and the corporate performance with the full Board of Directors. The Board of Directors, upon the recommendation of the Compensation Committee, approves the number of annual performance awards granted to each officer based on the achievement of corporate and individual objectives.

     Specific individual annual objectives considered by the Committee in determining the annual performance compensation awards earned support one or more of five major corporate objectives, including maximizing long-term stockholder value; providing quality service and superior customer satisfaction; managing assets cost effectively; maintaining excellent operational performance; and providing leadership within the Company and the community.

     In the aggregate, annual incentives ranged from twenty to fifty percent of base salary in 1999. The actual percentage of annual cash incentive awards varies, depending upon the degree to which performance objectives are met. See the Summary Compensation Table for the annual cash incentive compensation awards earned.

     The number of performance stock options awarded from the prior year's annual grants is determined by use of a cash incentive performance multiplier based on the amount of increase in earnings per share of DQE Common Stock. The Compensation Committee awarded annual performance options for 1999 in the amount of 57,227 to Mr. Marshall, 15,540 to Mr. Roque, 20,144 to Mr. Schwass, 12,086 to Mr. O'Brien and 13,122 to Mr. DeLeo. Fifty percent of the annual stock options awarded for 1999 vested upon award, and there is a one-year wait before the officer is vested in and able to exercise the remaining fifty percent.

Long-Term Performance Awards
----------------------------

     Long-Term Incentive Plan performance-based stock options awarded in 1999 were granted in 1997 under the provisions of a three-year plan approved and recommended by the Compensation Committee and approved by the Board of Directors. Three-year strategies were developed by each individual, and annual milestones designed to enhance the general well-being of DQE were established by the CEO and approved by the Compensation Committee. The long-term strategies were designed to support the long-term corporate objectives of maximizing stockholder value; providing quality service and superior customer satisfaction; managing assets cost effectively; maintaining excellent operational performance; and providing leadership within the Company and in the community. Through a performance-based award schedule, there is an opportunity to earn a percentage of the three-year grant annually. The award opportunity is for up to thirty percent of the total option grant in the first year, up to sixty percent in the second year, and up to one hundred percent in the third year. Each of Messrs. Marshall, Roque, Schwass, DeLeo, and O'Brien received all of their awards for the first two years.

     Under the leadership of Mr. Marshall, the management team continued to achieve excellent results with respect to DQE's long-term corporate objectives. In 1999, DQE continued to demonstrate a solid track record of financial and operational performance. In November, an increase of eight cents (5.3%) in the annual dividend was declared beginning in January 2000. DQE's dividend growth rate over the past five years is among the highest and most consistent in the industry at 6.3 percent. DQE is one of only 2 electric utilities to increase its dividend by 5 percent or more each year throughout this decade. As shown by the performance graph on page 14, DQE's Common Stock has had a total return which exceeded the S&P Electric Companies over the same period. A full report on DQE's financial performance can be found in the 1999 Annual Report to Shareholders. These results are consistent with the objective to achieve measurable and meaningful increases in the value of our stockholders' investment. Further information on DQE's 1999 achievements is also included in the Annual Report to Shareholders.

                                        Robert P. Bozzone, Chairman
                                        Doreen E. Boyce
                                        Sigo Falk



Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and any persons who beneficially own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To DQE's knowledge, based solely on review of the copies of such reports furnished to DQE and written representations that no other reports were required, during the year ended December 31, 1999, all such Section 16(a) filing requirements were met.

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee are Dr. Boyce and Messrs. Bozzone and Falk. No member of the Compensation Committee was at any time during 1999 or at any other time an officer or employee of the Company.

     No executive officer of DQE served on the Board of Directors or Compensation Committee of any entity which has one or more executive officers serving as a member of DQE's Board of Directors or Compensation Committee.


Performance Graph

     The following graph represents a performance comparison of cumulative total return on DQE Common Stock as compared to the S&P Electric Companies and the S&P 500 Index for the period of five fiscal years commencing December 31, 1994 and ending on December 31, 1999.


                             [GRAPH APPEARS HERE]

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                     DQE, S+P Electrics AND S+P 500 INDEX
                     ---  -------------     -------

Measurement Period       DQE            S+P Electrics       S+P 500 Index
                         -----------    -------------       -------------
(Fiscal year Covered)                   Index               Index
---------------------    -----------    -------------       -------------
Measurement PT -
12/31/94                 $ 100          $ 100               $ 100

FYE 12/31/95             $ 163          $ 131               $ 138
FYE 12/31/96             $ 161          $ 131               $ 169
FYE 12/31/97             $ 204          $ 165               $ 226
FYE 12/31/98             $ 265          $ 191               $ 290
FYE 12/31/99             $ 217          $ 154               $ 351

Assumes $100 Invested on December 31, 1994

*Total Return Assumes Reinvestment of Dividends

Compensation

     The following Summary Compensation Table sets forth certain information as to cash and noncash compensation earned and either paid to, or accrued for the benefit of, the Chairman, President and Chief Executive Officer and the four other highest-paid executive officers of DQE for services rendered in all capacities to DQE and its subsidiaries during the years indicated.

                          SUMMARY COMPENSATION TABLE


                                                                            Long Term Compensation
                                                           ---------------------------------------------------------
                           Annual Compensation                                Awards             Payouts
------------------------------------------------------------------------------------------------------------------------------
 (a)                       (b)      (c)       (d)            (e)             (f)          (g)              (h)         (i)
                                                            Other           Other      Securities
                                                            Annual        Restricted    Underlying                   All Other
                                                            Compen-         Stock       Performance       LTIP        Compen-
  Name and                        Salary     Bonus          sation        Award(s)    Options/SARs       Payouts       sation
  Principal Position       Year     ($)      ($)(1)         ($)(2)           ($)          (#)(3)           ($)         ($)(4)
------------------------------------------------------------------------------------------------------------------------------
D. D. Marshall             1999   500,000   248,600         10,302            0              63,490          0           4,783
   Chairman, President     1998   383,333   137,131         42,842            0             156,881          0           2,391
& Chief Exec. Officer      1997   358,455   122,039         36,719            0             141,074          0           4,750
------------------------------------------------------------------------------------------------------------------------------

V. A. Roque                1999   225,000    67,500         78,189            0              18,264          0           4,782
   Exec. Vice Pres. &      1998   195,833    58,749              0            0              48,143          0           2,352
   General Counsel         1997   181,250    54,375              0            0              48,692          0           4,750
------------------------------------------------------------------------------------------------------------------------------

G. L. Schwass              1999   250,000    87,500         46,558            0              54,176          0           4,756
   Exec. Vice Pres. &      1998   250,000    75,000         80,606            0              98,831          0           2,365
   Chief Financial         1997   250,000    87,500         64,508            0             114,548          0           4,746
   Officer
------------------------------------------------------------------------------------------------------------------------------

M. K. O'Brien              1999   175,000    52,500          5,321            0                   0          0               0
   Exec. Vice Pres. -      1998   133,333    40,000         21,684            0              33,450          0               0
   Corp. Development       1997   106,250    20,625              0            0              14,165          0               0
------------------------------------------------------------------------------------------------------------------------------

W. J. DeLeo                1999   190,000    57,000         14,715            0              33,356          0           4,783
   Vice President &        1998   165,000    49,500         14,374            0              45,937          0           2,392
   Chief Admin. Officer    1997   158,750    47,623          8,559            0              48,669          0           4,695
------------------------------------------------------------------------------------------------------------------------------

(1) The amount of any bonus compensation is determined annually based upon the prior year's performance and either paid or deferred (via an eligible participant's prior election) in the following year. The amounts shown for each year are the awards earned in those years but established and paid or deferred in the subsequent years.

(2) Amounts of Other Annual Compensation are connected to the funding of non-qualified pension benefit accruals and/or compensatory tax payments on restricted stock.

(3) Includes total number of stock options granted during the fiscal year, with or without tandem SARs and stock-for-stock (reload) options on option exercises, as applicable, whether vested or not. See table titled Option/SAR Grants in Last Fiscal Year. Once granted, the stock options can be exercised only if they become awarded and vested. The award of options is based on Company and individual performance and achievement of specified goals and objectives over a specified award period. Some options are vested immediately upon award while others are subject to time-based vesting following the award date.

(4) Amounts of All Other Compensation shown are Company matching contributions during 1997, 1998, and 1999 under the Duquesne Light Company 401(k) Retirement Savings Plan for Management Employees.

Supplemental Tables

    The following tables provide information with respect to options to purchase DQE Common Stock and tandem stock appreciation rights in 1999 under the DQE, Inc. Long-Term Incentive Plan.

    Option grants are structured to align compensation with the creation of value for Common stockholders. For example, should DQE stock rise 50% in value over the ten-year option term (from $34.623 per share to $51.938 per share), stockholder value would increase an estimated $1.285 billion, while the value of the grants to the individuals listed below would increase an estimated two-tenths of one percent ($2,140,378) of the total gain realized by all stockholders.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               Individual Grants

--------------------------------------------------------------------------------------------------------
         (a)                 (b)               (c)            (d)           (e)           (f)
                          Number of        % of Total
                          Securities      Options/SARs      Exercise                     Grant
                          Underlying       Granted to       or Base                      Date
                         Options/SARs       Employees        Price      Expiration      Present
        Name            Granted (#)(1)   in Fiscal Year    ($/Sh)(2)       Date      Value ($)(3)*
--------------------------------------------------------------------------------------------------------
D. D. Marshall               14,192          6.4           39.5938         7/22/07        70,392
                              8,936          4.0           39.5938         8/30/04        50,220
                              5,501          2.5           39.5938         8/30/04        30,916
                             14,686          6.7           38.0938         7/22/07        86,060
                              7,635          3.4           38.0938         8/30/04        45,657
                              3,540          1.6           38.0938         8/30/04        21,169
                              7,435          3.4           38.0938         2/19/02        37,547
                              1,565          0.7           38.0938         7/23/01         6,808
--------------------------------------------------------------------------------------------------------
V. A. Roque                   2,002          0.9           40.1875         3/28/05        10,991
                              1,682          0.7           40.1875        11/01/04         9,503
                              4,971          2.2           40.1875         7/22/07        25,203
                              7,404          3.3           38.0938         7/22/07        41,907
                              2,205          1.0           38.0938        11/01/04        13,164
--------------------------------------------------------------------------------------------------------
G. L. Schwass                 7,141          3.2           39.5938         7/22/07        35,419
                              7,132          3.2           39.0312         7/22/07        34,875
                                654          0.2           39.0312         8/30/04         3,656
                              1,484          0.6           39.0312         7/23/01         7,272
                                225          0.1           39.0312         8/30/04         1,258
                              9,628          4.4           39.0312         8/30/04        53,821
                             14,298          6.5           40.0938         7/22/07        92,222
                             12,035          5.5           40.0938         8/30/04        78,468
                              1,579          0.7           40.0938         8/30/04        10,295
--------------------------------------------------------------------------------------------------------
M. K. O'Brien              None              N/A             N/A             N/A            N/A
--------------------------------------------------------------------------------------------------------
W. J. DeLeo                   5,640          2.5           39.3438         8/30/04        31,866
                              6,729          3.0           39.3438         3/28/05        36,538
                              2,088          0.9           39.3438         2/27/06        11,254
                             12,240          5.6           40.1875         7/22/07        78,826
                              6,659          3.0           40.1875         7/23/01        29,300
--------------------------------------------------------------------------------------------------------

* The actual value, if any, an executive may realize will depend on the difference between the actual stock price and the exercise price on the date the option is exercised. There is no assurance that the value ultimately realized by an executive, if any, will be at or near the value estimated.

(1) These grants represent stock-for-stock (reload) options received upon exercise of stock options by the applicable officer electing to use previously owned DQE stock to exercise the options under the terms of the Plan. These reload options include tandem stock appreciation rights and dividend equivalent accounts and stock-for-stock options.

(2) The exercise price of the options is the fair market value of DQE Common Stock on the date such options were granted. The exercise price may be payable in cash or previously owned shares of DQE Common Stock held for at least six months.

(3) The grant date present value shown in column (f) gives the theoretical value of the options listed in column (b) on the grant dates using the Black-Scholes option pricing model, modified to account for the payment of dividends. The theoretical value of the option was calculated assuming an option life equal to the time period between the grant date and expiration date (i.e., from 1.75 to 8.45 years); a periodic risk-free rate of return equal to the yield of the U.S. Treasury note having a similar maturity date as the option expiration date, as reported by Bloomberg Financial Markets on the grant date (i.e., from 6.17% to 4.79%); an initial quarterly dividend immediately following the option grant date (i.e., from $0.38 to $0.40), with an expected growth rate of 5.0% per year as estimated by "Value Line Ratings and Reports", dated September 10, 1999; and an expected monthly stock price volatility as reported by Bloomberg Financial Markets over approximately the same length of time as the option life as of the month of the grant, (i.e., from 15.33% to 21.344%). No adjustments to the grant date present values have been made with respect to exercise restrictions, forfeiture, or early exercise.

              Aggregated Option/SAR Exercises in Last Fiscal Year

                     and Fiscal Year-End Option/SAR Values

-----------------------------------------------------------------------------------------------------------------------------
        (a)                    (b)                   (c)                     (d)                          (e)
                                                                          Number of
                                                                         Securities
                                                                         Underlying                     Value of
                                                                         Unexercised                  Unexercised
                            Number of                                  Options/SARs at                in-the-Money
                           Securities                                  Fiscal Year-End              Options/SARs at
                                                                   -----------------------
                           Underlying               Value                    (#)                    Year-End ($)(5)
                                                                   -----------------------  -----------------------------
                          Options/SARs             Realized             Exercisable/                  Exercisable/
Name                     Exercised (#)                     ($)(3)    Unexercisable (4)           Unexercisable (4)
-------------------------------------------------------------------------------------------------------------------------
D. D. Marshall               69,385  (2)              556,018           77,297/159,975                 34,101/107,749
--------------------------------------------------------------------------------------------------------------------------
V. A. Roque                   5,000  (1)               61,875            59,150/50,523                 189,165/47,744
                             20,332  (2)              194,120
--------------------------------------------------------------------------------------------------------------------------
G. L. Schwass                58,638  (2)              417,444            55,224/90,450                  26,070/97,452
--------------------------------------------------------------------------------------------------------------------------
M. K. O'Brien                     0                         0            14,825/32,790                  36,173/26,084
--------------------------------------------------------------------------------------------------------------------------
W.  J. DeLeo                 27,304  (1)              318,580            47,219/54,828                  61,937/45,579
                             40,034  (2)              530,262
--------------------------------------------------------------------------------------------------------------------------

(1)  Stock appreciation rights exercised for stock and cash.

(2) Stock options exercised for stock by tendering shares of previously-owned DQE Common Stock.

(3) Represents the difference between the exercise price of the options or SARs and the fair market value of DQE Common Stock on the New York Stock Exchange on the date of exercise.

(4) The numbers set forth include options/SARs previously granted (including those granted in 1999) but not yet earned. The number to be earned will be based on individual performance and may be earned by the officer over future periods from one to three years as established with each option grant.

(5) Represents the difference between the exercise price of the options or SARs and the fair market value of DQE Common Stock on the New York Stock Exchange on December 31, 1999.

Retirement Plan

     DQE and its subsidiaries maintain tax-qualified and non-qualified defined benefit pension plans and arrangements that cover the named executive officers, among others. The following table illustrates the estimated annual straight-life annuity benefits payable at the normal retirement age of 65 to management employees in the specified earnings classifications and years of service shown:

                              PENSION PLAN TABLE

-----------------------------------------------------------------------------------------------------------------------------
      Highest
    Consecutive
     Five-Year                                            Years of Service
                                                    ----------------------------
      Average
                    ---------------------------------------------------------------------------------------------------------
    Compensation               5             10             15             20             25             30             35
-----------------------------------------------------------------------------------------------------------------------------
      $125,000              $10,000       $ 20,000       $ 30,000       $ 41,000       $ 51,000       $ 59,000       $ 65,000
      $150,000              $12,000       $ 25,000       $ 37,000       $ 50,000       $ 62,000       $ 71,000       $ 79,000
      $175,000              $15,000       $ 29,000       $ 44,000       $ 59,000       $ 73,000       $ 84,000       $ 93,000
      $200,000              $17,000       $ 34,000       $ 51,000       $ 68,000       $ 84,000       $ 97,000       $107,000
      $300,000              $26,000       $ 52,000       $ 78,000       $104,000       $129,000       $149,000       $164,000
      $400,000              $35,000       $ 70,000       $105,000       $140,000       $174,000       $200,000       $220,000
      $500,000              $44,000       $ 88,000       $132,000       $176,000       $219,000       $252,000       $277,000
      $600,000              $53,000       $106,000       $158,000       $211,000       $264,000       $303,000       $333,000
-----------------------------------------------------------------------------------------------------------------------------

     Compensation utilized for pension formula purposes includes salary and bonus reported in columns (c) and (d) of the Summary Compensation Table and stock option compensation prior to March 1, 1994. An employee who has at least five years of service has a vested interest in the retirement plan. Benefits are received by an employee upon retirement, which may be as early as age 55. Benefits are reduced by reason of retirement if commenced prior to age 60 or upon election of certain options under which benefits are payable to survivors upon the death of the employee. Pension amounts set forth in the above table reflect the integration with social security of the tax-qualified retirement plans. Retirement benefits are also subject to offset by other retirement plans under certain conditions.

     The current covered compensation and current years of credited service for Messrs. Marshall, Roque, Schwass, O'Brien, and DeLeo respectively, are $452,069 and 23; $234,706 and 10; $370,044 and 28; $135,066 and 15; and $203,419 and 24.

Severance and Employment Agreements

     DQE entered into Severance Agreements with certain officers, including those named in the Summary Compensation Table. The Severance Agreements, which go into effect upon the occurrence of an event constituting a "change in control" under the Severance Agreements, provide for payments if the officer's employment is terminated other than for cause, death or disability, beginning on the date on which a change of control occurs and ending 36 months after the closing of the transactions constituting a change of control. Certain other events which constitute "constructive discharge" may also trigger payment.

     The officer is entitled to receive a lump sum severance payment equal to three times the sum of the officer's current annual base pay and target bonus opportunity, an amount intended to compensate the officer for the loss of long-term benefits, the amount of forfeitures, if any, under the Company's 401(k) Plan and an amount equal to the present value of benefits that would have accrued under qualified and non-qualified defined benefit retirement plans had the officer continued to participate for 36 months following termination, together with certain other payments and benefits, including continuation of employee benefits. The officer is also entitled to such payments and benefits if he voluntarily terminates his employment in the thirteenth month following the closing of the transaction, provided that the 36-month payment and benefit period would be reduced to 24 months and further if necessary to avoid excise taxes.

     The Agreements also provide for reimbursement for any additional tax liability incurred as a result of excise taxes imposed on payments deemed to be attributable to a change of control, under certain circumstances, or for reduction of the payments to avoid excise taxes.

     Messrs. Marshall and Schwass each have an Employment Agreement with DQE (see below). When the Severance Agreements are in effect, the Employment Agreements are not. When the Severance Agreements are not in effect, the Employment Agreements are reinstated.

     DQE has stand-alone non-competition agreements with Messrs. Marshall, Roque, O'Brien, and DeLeo. These agreements, as well as the Severance Agreements, provide for non-disclosure of confidential information, non-competition in a specified geographic area, non-solicitation of customers and suppliers, among other provisions, for specified periods of time following termination of employment.

     The termination provisions of the Severance Agreements are in lieu of, and not in addition to, termination payments and benefits under the Company's other termination plans or agreements.

     DQE is a party to three-year Employment Agreements with Mr. Marshall and Mr. Schwass. Each agreement is subject to automatic one-year extensions as of each annual anniversary of the effective date unless prior written notice of termination is given by the executive or the Company.

     Mr. Marshall's agreement provides, among other things, that Mr. Marshall will serve as Chairman of the Board, President, and Chief Executive Officer of DQE at an annual base salary of at least $500,000. Mr. Schwass' agreement provides that he will serve in his present position at an annual base salary of at least $250,000. The agreements state that each executive's base salary is subject to periodic review, and provide for the executive's participation in executive compensation and other employee benefit plans of the Company.

     If either executive is discharged other than for cause (as defined) or resigns for good reason (as defined), then, in addition to any amounts earned but not paid as of the date of termination, he will receive the balance of his base salary and bonus for the remaining term of the agreement, payable as specified in the agreement. Upon any such termination, the executive will also receive a lump sum payment equal to the actuarial equivalent of the additional pension he would have accrued had his service for pension purposes continued until the expiration of the agreement and be entitled to immediate vesting (or the redemption in cash) of all of his stock-based awards. Mr. Marshall's agreement also provides for reimbursement for any additional tax liability incurred as a result of excise taxes imposed on payments deemed to be attributable to a change of control, under certain circumstances, or for reduction of the payments to avoid excise taxes and allows an additional year to exercise stock options under certain circumstances.

OTHER INFORMATION

     The Board of Directors does not intend to present any matters at the meeting other than those referred to and at this date is unaware of anything that will be presented by other parties. Other matters that properly come before the meeting will be voted on by the persons named in the enclosed form of proxy in accordance with their best judgment.

Stockholder Proposals
---------------------

     Any proposal which a stockholder intends to present at the Annual Meeting of Stockholders in the year 2001, presently expected to be held on May 24, 2001, and which the stockholder requests to be included in DQE's proxy statement and form of proxy for the Annual Meeting of Stockholders in the year 2001, as well as notice of any proposal a stockholder intends to raise at the meeting pursuant to an independent solicitation, must be received by DQE by November 10, 2000. Proposals received after November 10, 2000 cannot be submitted for action at the 2001 meeting. Requests must be in writing and directed to the Corporate Secretary of DQE, Box 68, Pittsburgh, PA 15230-0068.

10-K
----

     If you hold or are a beneficial holder of DQE Common Stock on the record date for the stockholder's meeting, we will send you, free upon request, a copy of DQE's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for 1999. Requests must be made in writing to the Corporate Secretary of DQE, Box 68, Pittsburgh, PA 15230-0068.

     The Audited Financial Statements and the Notes to the Audited Financial Statements from the Company's 10-K are embodied in the Company's 1999 Annual Report, which was mailed to all stockholders prior to, or at the same time as, this proxy solicitation.

Proxy Solicitation
------------------

     This solicitation of proxies is made on behalf of the Board and the cost will be borne by DQE. In addition to the solicitation of proxies by mail, officers, directors and regular employees may solicit proxies in person or by telephone, electronic transmission or by facsimile transmission. DQE has engaged Beacon Hill Partners, 90 Broad Street, New York, NY 10004, to assist through similar means in the solicitation of brokers, nominees and other institutions. The anticipated cost is approximately $3,500 plus reimbursement of related expenses. DQE will also request brokerage firms and other nominees or fiduciaries to forward copies of its proxy material to beneficial owners of stock held in their names. DQE may reimburse them for reasonable out-of-pocket expenses.

                                        By Order of the Board of Directors

                                        Diane S. Eismont
March 27, 2000                          Corporate Secretary

                                TICKET REQUEST


     An admittance ticket will be sent to a stockholder whose request is received by May 12, 2000. Stockholders without tickets will need to register at the meeting.


RETURN WITH FORM OF PROXY OR MAIL TO:


                    Diane S. Eismont, Corporate Secretary
                    DQE
                    Box 68
                    Pittsburgh, PA 15230-0068



                  DO NOT RETURN THIS FORM UNLESS YOU PLAN TO
                          ATTEND THE ANNUAL MEETING.



                              .     Cut here      .
--------------------------------------------------------------------------------
     I (We) will attend the Annual Meeting of Stockholders on May 25, 2000 at 11:00 a.m. at the Manchester Craftsmen's Guild Auditorium, 1815 Metropolitan Street, Pittsburgh, PA 15233.

     NOTE: If you are not a stockholder of record or 401(K) participant, please send proof of ownership if requesting a ticket.

                                 PLEASE PRINT

ACCOUNT NO.:   ___________________________________________

NAME:          ___________________________________________

ADDRESS:       ___________________________________________

               ___________________________________________

PHONE:          (      )
               -------------------------------

[LOGO OF DQE]
Box 68
Pittsburgh, PA 15230-0068


           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- May 25, 2000


        David D. Marshall, Victor A. Roque and Diane S. Eismont, or any of them, are hereby appointed Proxy or Proxies, with full power of substitution, to vote the shares of the stockholders(s) named on the reverse side hereof at the Annual Meeting of Stockholders of DQE to be held on May 25, 2000 and at any adjournments or postponements thereof as directed on the reverse side hereof and in his, her or their discretion to act upon any other matters that may properly come before the meeting or any adjournments or postponements thereof.


        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and, when properly executed and delivered, will be voted as you specify. If not specified, this proxy will be voted FOR Proposals 1 and 2. A vote FOR Proposal 1 includes discretionary authority to cumulate votes selectively among the nominees as to whom authority to vote has not been withheld and to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve.


   Please mark, sign and date this proxy on the reverse side and return the completed proxy promptly in the enclosed envelope.

[LOGO OF DQE]

                ANNUAL MEETING OF STOCKHOLDERS -- May 25, 2000

DQE's Annual Meeting of Stockholders will be held on Thursday, May 25, 2000 at the Manchester Craftsmen's Guild Auditorium, 1815 Metropolitan Street, Pittsburgh, Pennsylvania 15233 at 11:00 a.m.

The lower portion of this form in your PROXY CARD. EACH PROPOSAL IS FULLY EXPLAINED IN THE "NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FOR THE YEAR 2000". If you will attend the Annual Meeting, please complete and return the ticket request form found at the end of the proxy statement. A ticket will be needed for admittance to the meeting.

You may vote by internet or telephone 24 hours a day, 7 days a week. The internet and telephone voting facilities will close at 12:01 a.m. EDST on May 25, 2000.


                             TOUCH-TONE TELEPHONE:
                             ---------------------
                                1-888-216-1298
                     Call the toll-free number at anytime
                       Enter the control number located
                               on the Proxy Card
                        Follow the simple instructions

                                   INTERNET:
                                   ---------
                         http://www.directvote.com/dqe
                               Go to the website
                       Enter the control number located
                               on the Proxy Card
                        Follow the simple instructions

                                     MAIL:
                                     -----
                      Mark, Sign and Date the Proxy Card
                        Detach and Return the completed
                          Proxy Card in the enclosed
                                   envelope

If you vote by telephone or internet, do not return the printed proxy card


                                  DETACH HERE
--------------------------------------------------------------------------------

Please       DIRECTORS RECOMMEND A VOTE                    PROXY
Vote           "FOR" BOTH PROPOSALS.
Today        --------------------------                    ----------------
                                                            Control Number
             1. ELECTION OF DIRECTORS: (To withhold
                authority to vote for any individual
                nominee, strike a line through the
                nominee's name listed below.)

                [ ] FOR ALL NOMINEES           [ ] WITHHOLD AUTHORITY
                    (except those crossed out)     (all nominees)

                        (01) Daniel Berg
                        (02) Robert P. Bozzone
                        (03) Steven S. Rogers

             2. RATIFICATION OF AUDITORS:
                Deloitte & Touche LLP

                [ ] FOR     [ ] AGAINST     [ ]ABSTAIN


         -----------------------------           --------------------------
                  SIGNATURE                                SIGNATURE

         -----------------------------   Stockholder(s) signature(s) should
                     DATE                correspond to the name(s) appearing
                                         on this proxy. Please give full
                                         title if signing in the representative
                                         capacity.